Exhibit 1

                                1,800,000 Shares
                       FIRST WASHINGTON REALTY TRUST, INC.
                            (a Maryland corporation)


                                  Common Stock
                           ($.01 Par Value per share)


                             UNDERWRITING AGREEMENT
                             ----------------------

                               September 16, 1997


BT ALEX. BROWN INCORPORATED
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
SALOMON BROTHERS INC
TUCKER ANTHONY INCORPORATED
c/o BT Alex. Brown Incorporated
135 East Baltimore Street
Baltimore, Maryland  21202

Ladies and Gentlemen:

     First Washington Realty Trust, Inc., a Maryland corporation (the "Company"), subject to the terms and conditions stated herein, proposes to sell to the several Underwriters (the "Underwriters") named in Appendix I hereto an aggregate of 1,800,000 shares of the Company's Common Stock, $.01 par value per share (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Appendix I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 270,000 additional shares of the Company's Common Stock (the "Optional Shares") as set forth below.

     You have advised the Company (a) that you are authorized to enter into this Agreement and (b) that the several Underwriters are acting severally and not jointly, to purchase the number of Firm Shares set forth opposite their respective names in Appendix I, plus their pro rata portion of the Optional Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Optional Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

     Within 30 days after the closing date, the Company expects to acquire the seven retail properties set forth in the Prospectus under the caption "Recent Developments" (the "New Retail Properties" and together with the Company's 41 other properties, the "Properties").

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP.

     The Company and First Washington Realty Limited Partnership, a Maryland limited partnership (the "Operating Partnership"), jointly and severally, represent and warrant to, and agree with, the Underwriters that:

     (a) A registration statement on Form S-3 (File No. 333-24017) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. The Company is eligible to use Form S-3 for the registration of the Shares under the Act. Copies of such registration statement, including any amendments thereto, the prospectus and the exhibits, financial statements and schedules, as finally amended and revised, included or incorporated by reference therein, collectively herein referred to as the "Registration Statement," as well as copies of the preliminary prospectus supplement, if any, relating to the offering of the Shares, have heretofore been delivered by the Company to you. The Registration Statement has been declared effective by the Commission under the Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The prospectus constituting a part of the Registration Statement at the time the Registration Statement was declared effective by the Commission and the prospectus supplement relating to the offering of the Shares pursuant to Rule 415 of the Rules and Regulations (the "Prospectus Supplement"), including all documents incorporated by reference in the prospectus, as from time to time amended or supplemented pursuant to the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, are collectively referred to herein as the "Prospectus." Each preliminary prospectus supplement related to the offering of the Shares, if any, is herein referred to as a "Preliminary Prospectus Supplement." Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Registration Statement or Prospectus, as the case may be, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rule 424(b) and prior to the termination of the offering of the Shares by the Underwriters.

     (b) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and will conform, to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time they were filed or will be filed with the Commission, conformed or will conform at the time of filing, in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, concerning such Underwriter, specifically for use in the preparation thereof.

     (c) The financial statements, together with related notes and schedules included or incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the respective entity or entities presented therein, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented or incorporated by reference therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

     (d) Coopers & Lybrand L.L.P., who have certified certain of the financial statements filed with the Commission as part of or incorporated by reference in the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

     (e) Since the respective dates as of which information is given in the Registration Statement, except as otherwise stated therein, (i) there has been no material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business, management, properties, assets, rights, operations or prospects of the Company, the Operating Partnership, First Washington Management, Inc. ("FWM"), and the direct and indirect majority owned subsidiaries of the Company and the Operating Partnership listed on Exhibit 21.1 to the Company's annual report on Form 10-K for the year ended December 31, 1996 (the "10-K") as filed with the Commission (the "Subsidiaries") taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, the Operating Partnership, FWM or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company, the Operating Partnership, FWM and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

     (f) Each of the Company and the Operating Partnership has all corporate or partnership power and authority to enter into this Agreement and to perform its obligations hereunder; and (i) this Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership and (assuming the due authorization, execution and delivery thereof by the Underwriters) is a valid and binding obligation of each of the Company and the Operating Partnership, enforceable against them in accordance with its terms; and (ii) all of the agreements filed (excluding agreements incorporated by reference from prior Company filings) as exhibits to the Registration Statement or the 10-K (the "Material Agreements") to which the Company and/or the Operating Partnership are parties (including by assignment) and each of the agreements to acquire the New Retail Properties have been duly and validly authorized, executed and delivered by the parties thereto, and are valid and binding agreements, enforceable in accordance with their terms, and there are no dissenters' rights or rights of first refusal or similar rights which have not been waived with respect to the transfer of any of the New Retail Properties, partnership interests or assets that are the subject of any Material Agreement; provided, however, that the enforceability of the documents specified in clauses
(i)-(ii) is subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except to the extent that rights to indemnification and contribution hereunder may be limited by state or federal securities laws or the public policy underlying such laws.

     (g) The information set forth under the caption "Capitalization" in the Prospectus is true and correct; and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to all statements and descriptions relating thereto contained in the Registration Statement. Except as disclosed in the Prospectus, no shares of capital stock of the Company are, or as of the Closing Date will be, reserved for any purpose. Except as described in the Registration Statement, there are, and at the Closing Date there will be, no outstanding securities convertible into or exchangeable for any shares of stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such shares or any other securities of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. The Shares have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

     (h) The Shares have been duly authorized and when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof; and the terms of the Shares conform to all statements and descriptions related thereto contained in the Registration Statement and comply with all applicable legal requirements (including, without limitation, federal and state securities laws). The Shares and all other shares of stock of the Company conform to the provisions of the charter of the Company. The form of certificates for the Shares conforms to Maryland corporate law. Sections 4.4 and
4.6 of the Charter comply with all applicable legal requirements and are enforceable in accordance with their terms against holders of shares of stock of the Company. The units of limited partnership interest issued by the Operating Partnership ("Units") since its formation, including, without limitation, the Units issued to the Company, have been duly authorized for issuance by the Operating Partnership to the holders thereof, and are validly issued and fully paid. Such Units were offered and sold, and any Units to be issued in connection with the acquisitions of the New Retail Properties have been offered, in compliance with all applicable laws (including, without limitation, federal and state securities laws), and all applicable filings in connection therewith were made.

     (i) Neither the Company, the Operating Partnership, FWM nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its charter or bylaws or partnership agreement or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default would have a material adverse effect on the condition (financial or otherwise) of the Company, the Operating Partnership, FWM and its Subsidiaries taken as a whole or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, the Operating Partnership, FWM and the Subsidiaries taken as a whole ("Material Adverse Effect"). The execution and delivery of this Agreement and the consummation of the transactions therein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company, the Operating Partnership, FWM or any Subsidiary is a party, (ii) the charter, bylaws or partnership agreement of the Company, the Operating Partnership, FWM or any Subsidiary or (iii) any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except in the cases of clauses (i) and (iii) above for such conflicts, breaches or defaults which would not have a Material Adverse Effect.

     (j) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the Operating Partnership of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

     (k) Each of the Company and FWM is a corporation and the Operating Partnership is a limited partnership, and each Subsidiary is either a corporation, limited liability company or a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate, limited liability company or partnership power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement. Each of the Company, FWM, the Operating Partnership and each Subsidiary is duly qualified or licensed to transact business as a foreign corporation, limited liability company or partnership, as applicable, and is in good standing in each jurisdiction in which it owns or leases properties or in which the conduct of its business requires it to so qualify or be licensed, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect. The outstanding shares of (i) stock or partnership interests, as the case may be, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or the Operating Partnership, and
(ii) capital stock of FWM have been duly authorized and validly issued, are fully paid and non-assessable and are owned as described in the Registration Statement; and, with respect to clauses (i) and (ii), except as described in the Registration Statement, are free and clear of all liens, encumbrances and equities and claims; and except as described in the Registration Statement, no options, warrants, or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of stock or ownership interests in FWM or the Subsidiaries are outstanding.

     (l) The Company and the Operating Partnership do not have any subsidiary companies or interests in any limited liability companies or partnerships except as set forth in Exhibit 21.1 to the 10-K. The Company is the sole general partner of the Operating Partnership and on the Closing Date will own a 81.3% partnership interest therein.

     (m) The Company, the Operating Partnership, FWM, and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or described in the Registration Statement) hereinabove described, and, if acquired, will acquire good and marketable title to the New Retail Properties promptly following the Closing Date, subject to no lien, mortgage, pledge, security interest, charge or encumbrance of any kind ("Liens") except as described in the Registration Statement, or which are not material in amount. Each lease of real property by the Company, the Operating Partnership or any Subsidiary as lessor is the legal, valid and binding obligation of the lessee in accordance with the terms of such lease (except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and to the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code")). The rents with respect to the Properties which as of the date hereof are more than 30 days overdue are not payable under leases such that, were no further rental payments to be received from such tenants by the Operating Partnership or Subsidiaries under those leases, there would be a Material Adverse Effect. The Company has no reason to believe that any tenant which is responsible for aggregate annual rental payments in excess of $200,000 under all of the leases at the Properties is not financially capable of performing its obligations thereunder or intends to terminate any of its leases prior to or upon expiration thereof, either as the rejection of an executory contract under applicable bankruptcy laws (including the Bankruptcy Code) or otherwise, except, with respect to each of the foregoing, as set forth in the Registration Statement. The Company, the Operating Partnership, FWM and the Subsidiaries occupy their leased properties under valid and binding leases. Each of the management and leasing agreements to which FWM is a party (the "Management Agreements") is in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect. There exist no defaults by FWM under any of the Management Agreements or, to the Company's knowledge, by the other parties thereto that would have a Material Adverse Effect; and no fees payable thereunder are more than 30 days overdue, except such amounts which, in the aggregate, would not have a Material Adverse Effect. The Company has no reason to believe that any party to any Management Agreement intends to terminate its agreement prior to or upon expiration thereof, either as the rejection of an executory contract under applicable bankruptcy laws (including the Bankruptcy Code) or otherwise, except as set forth in the Registration Statement or except where such termination would not have a Material Adverse Effect.

     (n) The Company, the Operating Partnership, FWM and the Subsidiaries have filed all federal, state, local and foreign income tax returns which have been required to be filed, or filed extension requests with respect thereto within the required time periods, and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due (and are not being contested in good faith). All tax liabilities have been adequately provided for in the financial statements of the Company.

     (o) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company, the Operating Partnership, FWM or any of the Subsidiaries before any court or administrative agency or otherwise (i) which if determined adversely to the Company, the Operating Partnership, FWM or any of the Subsidiaries might result in a Material Adverse Effect or (ii) to prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

     (p) The Company qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") with respect to its taxable years ended December 31, 1994, December 31, 1995 and December 31, 1996, and is organized in conformity with the requirements for qualification as a REIT under the Code, and it has operated and will continue to operate in such a manner as to enable it to meet the requirements for taxation as a REIT in the future; all statements in the Registration Statement regarding the Company's qualification as a REIT are true, complete and correct in all material respects.

     (q) (A) All Liens on or affecting any of the Properties or the assets of the Company, which are required to be disclosed in the Registration Statement are disclosed therein; (B) neither any landlord nor any tenant of any of the Properties is in default under any of the leases pursuant to which any Property is leased (and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not have a Material Adverse Effect; (C) no person has an option or right of first refusal to purchase all or part of any New Retail Properties or any interest therein, (D) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement and except for such failures to comply that would not have a Material Adverse Effect; (E) there is in effect for the assets of the Company, the

Operating  Partnership,  FWM,  the  Subsidiaries  and the  Properties  insurance coverages  that  are  commercially  reasonable,  and  none of the  Company,  the
Operating Partnership, FWM or any Subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets; and (F) the Company does not have any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on or access to the Properties.

     (r) Except as disclosed in the Registration Statement, (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below), except for Hazardous Substances that would not have a Material Adverse Effect,
(B) none of the Company, the Operating Partnership, FWM or any Subsidiary has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property, and no condition exists on, in, under or, to the knowledge of the Company and the Operating Partnership, adjacent to any Property that could result in the incurrence of material liabilities or any material violations of any Environmental Law (as defined below), give rise to the imposition of any Lien (as defined below) under any Environmental Law, or, to the Company's knowledge, cause or constitute a health, safety or environmental hazard to any property, person or entity which hazard would have a Material Adverse Effect; (C) none of the Company, the Operating Partnership, FWM or any Subsidiary is engaged in or intends to engage in any manufacturing or any other operations at the Properties that (1) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than cleaning solvents and similar materials and other than insecticides and herbicides that are used in the ordinary course of operating the Properties and in compliance with all applicable Environmental Laws) or (2) require permits or are otherwise regulated pursuant to any Environmental Law; (D) none of the Company, the Operating Partnership, FWM or any Subsidiary has received any notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on or originating from any Property; (E) none of the Company, the Operating Partnership, FWM or any Subsidiary has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; (F) no Property is included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other Environmental Law and (G) except as disclosed in the environmental reports furnished to the Underwriters, there are no underground storage tanks located on or in any Property.

     As used herein, "Hazardous Substance" shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States
Department of Transportation Optional Hazardous Material Table, 49 C.F.R. ss. 172.101, as currently in effect, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as currently in effect); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. ss. 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. ss. 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss. 1801, et seq.), and all other applicable federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any applicable federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; for purposes of this paragraph (s), "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any applicable Environmental Law.

     (s) None of the Company, the Operating Partnership, FWM or any of the Subsidiaries is, or after giving effect to the issuance and sale of the Shares by the Company will be, (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or a "subsidiary company" of a "registered holding company," as defined in the Public Utility Holding Company Act of 1938, as amended.

     (t) Neither the Company, nor to the Company's best knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

     (u)  The  Company,  the  Operating   Partnership,   FWM  and  each  of  the
Subsidiaries holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses except for such as the absence of which would not have a Material Adverse Effect; and none of the Company, the Operating Partnership,

FWM or any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company, the Operating Partnership, FWM and the Subsidiaries taken as a whole. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company, the Operating Partnership, FWM or any Subsidiary which would have a Material Adverse Effect.

     (v) No statement, representation, warranty or covenant made by the Company or the Operating Partnership in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect in any material respect.

     (w) Each of the Company, the Operating Partnership and FWM is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which any of the Company, the Operating Partnership or FWM would have any liability; none of the Company, the Operating Partnership or FWM has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company, the Operating Partnership or FWM would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

     (x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (y) Neither the Company nor any of its directors, officers or controlling persons has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or designed to cause or result in, or that has constituted or that might constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.


2. PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

     (a) On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $22.74 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Appendix I hereof, subject to adjustments in accordance with Section 9 hereof.

     (b) Payment for the Firm Shares to be sold hereunder is to be made in Federal funds or by certified or bank cashier's checks drawn to the order of the Company against delivery of certificates therefor to the Underwriters for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004, at 9:00 a.m., local time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Underwriters request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Underwriters at least one business day prior to the Closing Date.

     (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Optional
Shares  at the price  per  share as set  forth in the  first  paragraph  of this
Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by the Underwriters to the Company setting forth the number of Optional Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Optional Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Optional Shares are to be delivered shall be determined by the Underwriters but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Optional Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Optional Shares being purchased as the number of Firm Shares being purchased by such Underwriters bears to 1,800,000 adjusted by you in such manner as to avoid fractional shares. The option with respect to the Optional Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. The Underwriters may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Optional Shares shall be made on the Option Closing Date in Federal funds or by certified or bank cashier's check drawn to the order of the Company against delivery of certificates therefor at the offices of BT Alex. Brown Incorporated, 135 East Baltimore Street, Baltimore, Maryland.

3. OFFERING BY THE UNDERWRITERS.

     It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as they deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Underwriters may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Optional Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

     It is further understood that you will act as the Underwriters in the offering and sale of the Shares in accordance with an Agreement Among Underwriters entered into by you.


4. COVENANTS OF THE COMPANY AND THE OPERATING PARTNERSHIP.

     The Company and the Operating Partnership each hereby covenants and agrees with the Underwriters as follows:

     (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus Supplement containing information previously omitted at the time of effectiveness of the Registration Statement, (ii) prior to the termination of the offering of the Shares by the Underwriters, not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations, and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

     (b) The Company will advise the Underwriters promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of the receipt of any comments from the Commission, and (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

     (c) The Company will cooperate with the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Shares.

     (d) The Company will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Underwriters during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriters may reasonably request. The Company will deliver to the Underwriters at or before the Closing Date, five signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriters such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Underwriters may reasonably request.

     (e) The Company will comply with the Act and the Rules and Regulations, and the Securities and Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the shares as contemplated by this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

     (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

     (g) The Company will, for a period of five years from the Closing Date, deliver to the Underwriters copies of annual reports and copies of all other documents, reports and information furnished by the Company to its securityholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will, upon request, deliver to the Underwriters similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

     (h) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of BT Alex. Brown Incorporated, except that the Company may, without such consent, (i) grant options and issue shares upon the exercise of options issued pursuant to the Company's employee benefit plans,
(ii) issue Shares or Units in acquisition transactions, (iii) issue shares in exchange for Common Units and Exchangeable Preferred Units of the Operating Partnership (as defined in the Prospectus) or upon conversion of the FS Note or exchange of the Exchangeable Debentures, or (iv) issue shares in accordance with any dividend reinvestment plan instituted by the Company or as consideration for future acquisitions.

     (i) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

     (j) The Company shall apply the net proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

     (l) The Company has caused each officer and director of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable (including Units) or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of BT Alex. Brown Incorporated ("Lock-Up Agreements").

     (m) The Company will not invest, reinvest or otherwise use the proceeds received by the Company from the sale of the Shares in such a manner, or take any action, that would cause the Company or the Operating Partnership to become an "investment company," as that term is defined in the Investment Company Act.

     (n) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

     (o) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

     (p) The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code.

5. COSTS AND EXPENSES.

     The Company and the Operating Partnership will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Operating Partnership under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Invitation Letter, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; the Listing Fee of the New York Stock Exchange; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriters pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company and the Operating Partnership shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Operating Partnership shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.


6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

     The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Operating Partnership contained herein, and to the performance by them of their covenants and obligations hereunder and to the following additional conclusions:

     (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent, jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

     (b) The Underwriters shall have received an opinion, dated the Closing Date and any Option Closing Date and satisfactory in form and substance to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), from Latham & Watkins, counsel to FWM, the Company and the Operating Partnership, to the effect that:

          (i) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

          (ii) The Registration Statement, the Prospectus and each amendment or supplement thereto and each document incorporated by reference therein comply as to form in all material respects with the requirements of the Act (or the Exchange Act, as applicable) and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, notes and related schedules thereto included therein).

          (iii) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required.

          (iv) FWM has been duly incorporated and is validly existing and in good standing under the laws of the District of Columbia, with corporate power and authority to own, lease and operate its properties, and to conduct its business as described in the Prospectus. The outstanding shares of preferred stock of FWM are duly authorized and validly issued, are fully paid and non-assessable, and are owned as described in the Prospectus. The promissory notes of FWM (the "FWM Notes") are duly authorized and validly issued by FWM and are legally valid and binding obligations of FWM, and enforceable against FWM in accordance with their terms. This opinion does not include any opinion with respect to the perfection or priority of any security interest or lien, and is further subject to the following limitations, qualifications and exceptions: (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, (b) enforceability of the FWM Notes is subject to the effect of general principles of equity, whether considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, and (d) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable.

          (v) Based solely on certificates from public officials, we confirm that (a) FWM is qualified to do business in the following jurisdictions:
     Delaware, District of Columbia, Illinois, Maryland, North Carolina, Pennsylvania, South Carolina and Virginia; (b) the Company is qualified to do business in the District of Columbia; (c) the Operating Partnership is qualified to do business in the following jurisdictions: District of Columbia, Maryland, North Carolina, Pennsylvania, South Carolina and Virginia; and (d) JFD Limited Partnership, a Maryland limited partnership, is qualified to do business in South Carolina, Delaware and Virginia.

          (vi) The statements set forth in the Prospectus under the caption "Certain Federal Income Tax Considerations to the Company of its REIT Election" and in the Prospectus Supplement under the caption "Certain Federal Income Tax Considerations to Holders of Common Stock" insofar as such statements constitute matters of law, summaries of legal matters or legal conclusions, including, without limitation, with respect to federal tax consequences that are likely to be material to purchasers of the Shares, and the description in the Registration Statement of the Material Agreements have been reviewed by us and are accurate in all material respects and with respect to the information under "Certain Federal Income Tax Considerations to the Company of its REIT Election" and Certain Federal Income Tax Considerations to Holders of Common Stock," fairly summarizes the federal income tax considerations that are likely to be material to purchasers of the Shares.

          (vii) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or constitute a breach of, or default under, any of the Material Agreements (excluding the Company's charter and bylaws) to which any of the Company, the Operating Partnership, FWM or any Subsidiary (the "FWM Entities") is a party or by which any of the FWM Entities is bound, which breach or default could reasonably be expected to have a Material Adverse Effect. The issuance and sale of the Shares being delivered on the Closing Date by the Company and the execution, delivery and performance by the Company and the Operating Partnership of their obligations under this Agreement do not, to such counsel's knowledge, result in any violation of any federal or District of Columbia statute, rule or regulation applicable to the FWM Entities.

          (viii) To such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any federal or District of Columbia court or governmental agency or body is required in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated, except such as may be required under state securities laws in connection with the purchase and distribution of such Shares by the Underwriters or real estate syndication laws.

          (ix) The Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and its proposed method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

          (x) None of the FWM Entities is, or after giving effect to the consummation of the transactions contemplated by this Agreement, and the application of the net proceeds therefrom as described in the prospectus, will be required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xi) The Shares have been authorized for listing on New York Stock Exchange.

          (xii) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or the right to have any Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any Shares or other securities of the Company.

          (xiii) No registration under the Act of the Units to be issued in connection with the acquisition of the New Retail Properties is required for the issuance by the Operating Partnership of Units to accredited investors in the manner contemplated by the agreements for the purchase of the New Retail Properties (assuming (i) the accuracy of the Operating Partnership's representations regarding the absence of a general solicitation in connection with the private placement of the Units and (ii) the accuracy of the representations made by the Operating Partnership and each recipient of the Units).

     In addition, such opinion shall also include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Underwriters, at which the contents of the Prospectus and related matters were discussed and, although such counsel need not pass upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus, and such counsel has made no independent check or verification thereof, during the course of such participation (relying as to materiality, to the extent such counsel deems appropriate, upon the statements of officers and other representatives of the Company), no facts came to such counsel's attention that caused them to believe that the (i) Registration Statement, at the time such Registration Statement became effective (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act), and as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and

Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or Prospectus.

     (c) The Underwriters shall have received an opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters (and stating that it may be relied upon by counsel for the Underwriters), from Ballard Spahr Andrews & Ingersoll, Maryland counsel to the Company and the Operating Partnership, to the effect that:

          (i) The Company is a corporation duly incorporated and existing under the laws of the State of Maryland and is in good standing with the Maryland State Department of Assessments and Taxation (the "SDAT"), with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Material Agreements to which it is a party.

          (ii) The Operating Partnership is a limited partnership duly formed and existing under the laws of the State of Maryland and is in good standing with the SDAT, with partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Material Agreements to which it is a party. The Company is the sole general partner of the Operating Partnership. The outstanding Units of the Operating Partnership are fully paid and the Certificate of Limited Partnership and Agreement of Limited Partnership do not provide for any assessments on the limited partnership interests of the partners.

          (iii) Each of Valley Center, Inc., a Maryland corporation, JFD, Inc., a Maryland corporation, Bryans QRS, Inc., a Maryland corporation, and Branchwood, Inc., a Maryland corporation (collectively, the "QRSs"), is a corporation duly incorporated and existing under the laws of the State of Maryland and is in good standing with the SDAT, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Material Agreements to which it is a party. The outstanding shares of stock of each of the QRSs have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, to such counsel's knowledge, free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in such Subsidiaries are outstanding.

          (iv) Each of JFD Limited Partnership, a Maryland limited partnership, Branchwood Apartments Limited Partnership, a Maryland limited partnership, SP Associates Limited Partnership, a Maryland limited partnership,
     FW-Bryans Road Limited Partnership, a Maryland limited partnership, Greenspring

     Associates Limited Partnership,  a Maryland limited partnership,  Woodholme
     Properties Limited Partnership, a Maryland limited partnership, Southside Marketplace Limited Partnership, a Maryland limited partnership, Allenbeth Associates Limited Partnership, a Maryland limited partnership, and Cloppers Mill Village Center L.L.C., a Maryland limited liability company, (together, the "BRPs"), is a limited partnership or limited liability company, as the case may be, duly formed and existing under the laws of the State of Maryland and is in good standing with the SDAT, with the partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Material Agreements to which it is a party. The outstanding partnership or limited liability company interests of each of the BRPs are owned by the Company, a wholly owned subsidiary of the Company, or the Operating Partnership, to such counsel's knowledge, free and clear of all liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any partnership or limited liability company interests or ownership interests in such Subsidiaries are outstanding.

          (v) The Company has the numbers of authorized shares of stock as set forth under the caption "Capitalization" in the Prospectus. The Charter and Bylaws of the Company are in full force and effect as of the Closing Date and comply with the Maryland General Corporation Law. The authorized shares of the Company's Common Stock have been duly authorized. The outstanding shares of the Company's stock have been duly authorized and validly issued and are fully paid and nonassessable. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement against full payment of the consideration therefor as provided in the resolutions authorizing issuance thereof of the Board of Directors of the Company or a duly appointed committee thereof, will be validly issued and fully paid and nonassessable. The terms of the Shares conform in all material respects to all statements and descriptions related thereto contained in the Prospectus under the caption "General Description of Capital Stock" and "Description of Common Stock." The certificates representing the Shares comply with all applicable statutory requirements of the Maryland General Corporation Law. The Shares to be issued and sold by the Company pursuant to this Agreement are not subject to preemptive rights or any similar rights to purchase under the Charter of the Company, the Bylaws of the Company, the Maryland General Corporation Law or any agreement or instrument known to such counsel.

          (vi) The statements set forth in the Prospectus under the caption "Certain Provisions of Maryland Law," "General Description of Capital Stock" and "Description of Common Stock," insofar as such statements constitute a summary of legal matters or legal conclusions, have been reviewed and are accurate in all material respects.

          (vii) The partnership agreement of the Operating Partnership has been duly executed and is in full force and effect as of the Closing Date and complies with the Maryland Revised Uniform Limited Partnership Act. The Units issued by the

     Operating Partnership to date, including without limitation the Units issued to the Company, are fully paid.

          (viii) The execution and delivery of the Agreement and the Material Agreements and the consummation of the transactions herein and therein contemplated will not result in any violation of the Charter or Bylaws of the Company or Agreement of Limited Partnership of the Operating Partnership or, so far as is known to such counsel, any statute, rule or regulation of the State of Maryland applicable to the Company, the Operating Partnership or the Subsidiaries.

          (ix) The execution and delivery of this Agreement and the Material Agreements have been duly authorized by all necessary corporate or partnership action, as applicable, of the FWM Entities that are parties thereto, and this Agreement and the Material Agreements have been duly executed and delivered by the FWM Entities that are parties thereto.
     Assuming due authorization, execution and delivery of the Material Agreements by each other party thereto, the Material Agreements are valid and binding agreements of the FWM Entities that are parties thereto, enforceable against the FWM Entities in accordance with their terms. This opinion does not include any opinion with respect to the perfection or priority of any security interest or lien, and is further subject to the following limitations, qualifications and exceptions: (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (c) the doctrine of commercial reasonableness, (d) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, and (d) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable.

     (d) The Underwriters shall have received an opinion, dated the Closing Date and any Option Closing Date and satisfactory in form and substance to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), from Jeffrey S. Distenfeld, general counsel to the Company, FWM and the Operating Partnership, to the effect that:

     To such counsel's knowledge, except as set forth in the Prospectus there are no material legal proceedings pending or threatened against the Company, the Operating Partnership, FWM or any Subsidiary.

     (e) The Underwriters shall have received from Hogan & Hartson L.L.P., counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (i) (first two clauses only) and (ii) (first two clauses only) of Paragraph (b) of this Section 6, and that this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership, the Company was incorporated and is existing under the laws of the State of

Maryland and that the Shares have been authorized and will upon issuance be validly issued, fully paid and non-assessable. In rendering such opinion, Hogan & Hartson L.L.P. may rely as to all matters governed other than by the laws of the State of Maryland or federal laws on the opinions of counsel referred to in paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that no facts have come to the attention of such counsel which causes them to believe that (i) the Registration Statement, as of the time it became effective under the Act, as of the Closing Date or the Option Closing Date, as the case may, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, notes and supporting schedules and other financial and statistical information and data included in or omitted from the Registration Statement or the Prospectus). With respect to such statement, Hogan & Hartson L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

     (f) The Underwriters shall have received at or prior to the Closing Date from Hogan & Hartson L.L.P. a memorandum or summary, in form and substance satisfactory to the Underwriters, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or "blue sky" laws of such jurisdictions as the Underwriters may reasonably have designated to the Company.

     (g) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company in their capacities as such, on behalf of the Company and the Operating Partnership, to the effect that, as of the Closing Date or the Option Closing Date, as the case may be:

          (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purposes have been initiated or are, to his knowledge, contemplated by the Commission.

          (ii) The representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be.

          (iii) All filings required to have been made pursuant to Rule 424 under the Act have been made.

          (iv) He has  carefully  examined the  Registration  Statement  and the
     Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement and Prospectus, including any documents incorporated by reference therein, were true and correct in all material respects, and such Registration Statement and Prospectus or any document incorporated by reference therein did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

          (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change in or affecting the condition, financial or otherwise, of the Company, the Operating Partnership, FWM and the Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, the Operating Partnership, FWM and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

     (h) The Shares shall be qualified for sale in such jurisdictions as the Underwriters may reasonably request, each such qualification shall be in effect and not subject to any order or other proceeding on the Closing Date.

     (i) The Underwriters shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Coopers & Lybrand LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained [or incorporated by reference] in the Registration Statement and Prospectus.

     (j) The Lock-Up Agreements described in Section 4(1) are in full force and effect.

     (k) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents, confirming the representations and warranties, covenants and conditions contained herein, the performance of obligations hereunder and related matters as the Representatives may reasonably have requested.

     (l) The Firm Shares and Option Shares, if any have been approved for listing upon notice of issuance on the New York Stock Exchange.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriters and counsel for the Underwriters.

     If any of the conditions herein above provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriters by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

     In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).


7. CONDITION OF THE OBLIGATIONS OF THE COMPANY.

     The obligations of the Company to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the condition that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.


8. INDEMNIFICATION.

     (a) The Company and the Operating Partnership, jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged failure to act by any Underwriter in connection with or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Operating Partnership shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court or competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct). The Company and the Operating Partnership agree to reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by or through the Underwriters specifically for use in the preparation thereof.

     The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a Preliminary Prospectus but eliminated or remedied in the Prospectus, such indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, liability, claim or damage purchased the Shares (or to the benefit of any person who controls such Underwriter) if a copy of the Prospectus was not furnished to such person at or prior to the time such action is required by the Act.

     (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company and the Operating Partnership, each of their directors, each of their officers who have signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company and the Operating Partnership or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company and the Operating Partnership or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by or through the Underwriters specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this
Section 8(c) if the party to whom notice was not given was
unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred (or within 30 days of presentation) the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party if (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate, in the reasonable determination of the indemnified party or its counsel, due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company or the Operating Partnership in the case of parties indemnified pursuant to Section 8(b); the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company or the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company or the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company or the Operating Partnership, the Company's directors or officers or any persons controlling the Company or the Operating Partnership, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company or the Operating Partnership, the Company's directors or officers, or any person controlling the Company or the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.


9. DEFAULT BY UNDERWRITERS.

     If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Underwriters shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Optional Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Underwriters, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Optional Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Optional Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Optional Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Optional Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Optional Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Optional Shares, as the case may be, covered hereby, the Company or the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as the Underwriters may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


10. NOTICE.

     All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, delivered or transmitted by any standard form of telecommunication, and confirmed in writing, as follows: if to the Underwriters, to BT Alex.

Brown  Incorporated,  1 South  Street,  Baltimore,  Maryland  21202,  Attention:
William C. Byrnes, Managing Director, with a copy to Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004, Attention: J. Warren Gorrell, Jr., Esq.; if to the Company or the Operating Partnership, to First Washington Realty Trust, Inc., 4350 East-West Highway, Suite 400, Bethesda, Maryland 20814,
Attention: William J. Wolfe with a copy to Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Suite 1300, Washington, D.C. 20004-2505, Attention: R. Ronald Hopkinson, Esq.


11. TERMINATION.

     This Agreement may be terminated by you by notice to the Company as follows:

     (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

     (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in or affecting the condition, financial or otherwise, of the Company, the Operating Partnership, FWM and the Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, the Operating Partnership, FWM and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation or hostilities or declaration of war or national emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, the Operating Partnership, FWM and the Subsidiaries taken as a whole, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of the Company's common stock by the Commission on the New York Stock Exchange or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

     (c) as provided in Sections 6 and 9 of this Agreement.

12. SUCCESSORS.

     This Agreement has been and is made solely for the benefit of the Underwriters and the Company and the Operating Partnership and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.


13. INFORMATION PROVIDED BY UNDERWRITERS.

     The Company, the Operating Partnership and the Underwriters acknowledge and agree that only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph of the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.


14. MISCELLANEOUS.

     The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Operating Partnership or their directors or officers and (c) delivery of and payment for the Shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Operating Partnership and the several Underwriters in accordance with the terms.


                                Very truly yours,

FIRST WASHINGTON REALTY                  FIRST WASHINGTON REALTY
  TRUST, INC.,                            LIMITED PARTNERSHIP,
a Maryland corporation                   a Maryland limited partnership


By  ___________________________          By: First Washington Realty
    Name:                                      Trust, Inc.,
    Title:                                   its general partner


                                         By  ___________________________
                                             Name:
                                             Title:

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.

BT ALEX. BROWN INCORPORATED
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
SALOMON BROTHERS INC
TUCKER ANTHONY INCORPORATED

  As Representatives of the Several
  Underwriters listed on Appendix I

By:  BT ALEX. BROWN INCORPORATED


By  ___________________________, Authorized Officer

                                   APPENDIX I



                            SCHEDULE OF UNDERWRITERS



                                                      Number of Firm Shares
                  Underwriter                            to be Purchased
                  -----------                         ---------------------
     BT Alex. Brown Incorporated
     Friedman, Billings, Ramsey & Co., Inc.
     Salomon Brothers Inc
     Tucker Anthony Incorporated
                                                            ---------
               TOTAL                                        1,800,000
                                                            =========